UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023

New Peoples Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	000-33411	31-1804543
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

67 Commerce Drive Honaker, Virginia	24260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 873-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On December 18, 2023, the Board of Directors of New Peoples Bankshares, Inc. (the “Company”) approved an amendment to the New Peoples Bankshares, Inc. Long-Term Cash Incentive Plan (the “Plan”) to increase by 250,000 shares the aggregate number of shares of the Company’s common stock with respect to which awards may be granted (the “Amendment”). As a result of the Amendment, awards for up to 750,000 notional shares of common stock may be granted under the Plan. The Plan provides for cash incentive awards to participants based on the Company’s quarterly earnings per share of common stock over periods specified in the Plan, but does not grant equity in the Company and does not create any shareholder rights. A copy of the Amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

An award under the Plan was made on December 18. 2023, effective January 1, 2024, to James W. Kiser, President and Chief Executive Officer of New Peoples Bank, Inc. (30,000 shares).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

Date:	December 21, 2023	By:	/s/ Christopher G. Speaks
Christopher G. Speaks
Executive Vice President and Chief Financial Officer